Exhibit 3(i).2

ROSS MILLER
Secretary of State                                        Document Number
206 North Carson Street                                   20090255957-54
Carson City, Nevada 89701-4298                            Filing Date and Time
(775) 684-5708                                            3/13/2009 9:29 AM
Website: www.nvsos.gov                                    Entity Number
                                                          E0112862009-0

                                                          Filed in the office of
    CERTIFICATE OF AMENDMENT                              /s/ Ross Miller
    (PURSUANT TO NRS 78.380)                              Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
               (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of Corporation:

   Ciralight West, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

   Article 1 has been amended to read:

                             Ciralight Global, Inc.

3. The undersigned declare that they constitute at least two-thirds of the incorporators [X], or of the board of directors [ ]. (check one box only)

4. Effective date of filing (optional)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6  Signatures: (If more than two signatures, attach an 81/2" x 11" plain sheet with the additional signatures.)


/s/ Kevin E. McCann
------------------------------
Signature